Registration No. 333-
     As Filed with the Securities and Exchange Commission on August 17, 2000
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                                NORTH BAY BANCORP
             (Exact Name of Registrant as Specified in its Charter)

             CALIFORNIA                                       68-0434802
             ----------                                       ----------
   (State or Other Jurisdiction of                         (I.R.S. Employer
   Incorporation or Organization)                         Identification No.)

                   1500 SOSCOL AVENUE, NAPA, CALIFORNIA 94558
                    (Address of Principal Executive Offices)

                       NORTH BAY BANCORP STOCK OPTION PLAN
                            (Full Title of the Plan)

            TERRY L. ROBINSON, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                    1500 SOSCOL AVENUE, NAPA CALIFORNIA 94558
                     (Name and Address of Agent for Service)

                                 (707) 257-8585
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                               R. Brent Faye, Esq.
                              Lillick & Charles LLP
       Two Embarcadero Center, Suite 2700, San Francisco, California 94111
                                 (415) 984-8200

                                                CALCULATION OF REGISTRATION FEE

=========================== ======================== ======================== ======================== ========================
  Title of Each Class Of         Amount To Be           Proposed Maximum         Proposed Maximum             Amount of
     Securities To Be            Registered(a)         Offering Price Per       Aggregate Offering        Registration Fee
        Registered                                          Share(b)                 Price(b)
--------------------------- ------------------------ ------------------------ ------------------------ ------------------------
       Common stock              33,063 Shares               $21.00                 $694,323.00                $183.30
      (No Par Value)
=========================== ======================== ======================== ======================== ========================

(a) This Registration  Statement relates to 33,063 new shares of the common stock of the Registrant  issuable under the Plan in addition to 337,211  shares being carried  forward from  Registration  Statement No.  333-93537 (b) Estimated  pursuant to Rule
457(h) solely for the purpose of computing the registration fee,  utilizing $21.00 as the average of the bid and asked price of
North Bay Bancorp's  common stock as of August 14, 2000.
THE CONTENTS OF REGISTRATION STATEMENT NO. 333-93537 ARE INCORPORATED HEREIN BY REFERENCE.
===============================================================================================================================

ITEM 8.  EXHIBITS.

5.1      Opinion re:  Legality

23.1     Consent of Counsel is included  with the opinion re legality as Exhibit
         5.1 to the Registration Statement.

23.2 Consent of Arthur Andersen LLP as independent public accountants for North Bay.

24       Power of attorney (1)

99.1     Revised North Bay Bancorp Stock Option Plan

(1)      Filed with the  Securities  and  Exchange  Commission  as Exhibit 24 to
         Registration   Statement  No.  333-93537  and  incorporated  herein  by
         reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Napa, State of California, on August 14, 2000


                                NORTH BAY BANCORP

                                            /s/ Terry L. Robinson
                                            ----------------------------------
                                            By: Terry L. Robinson, President &
                                                Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Terry L. Robinson           ,   Director, Principal       August 14, 2000
--------------------------------    Executive Officer
Terry L. Robinson


                                ,   Director
--------------------------------
Thomas N. Gavin

David B. Gaw*                   ,   Director                  August 14, 2000
--------------------------------
David B. Gaw

                                ,   Director
--------------------------------
Fred J. Hearn, Jr.

Conrad W. Hewitt*               ,   Director                  August 14, 2000
--------------------------------
Conrad W. Hewitt

Harlan R. Kurtz*                ,   Director                  August 14, 2000
--------------------------------
Harlan R. Kurtz

Richard S. Long*                ,   Director                  August 14, 2000
--------------------------------
Richard S. Long

Thomas H. Lowenstein*           ,   Director                  August 14, 2000
--------------------------------
Thomas H. Lowenstein

Thomas F. Malloy*               ,   Director                  August 14, 2000
--------------------------------
Thomas F. Malloy

James Tidgewell*                ,   Director                  August 14, 2000
--------------------------------
James Tidgewell

/s/ Lee-Ann Almeida             ,   Principal Financial       August 14, 2000
--------------------------------    Officer
Lee-Ann Almeida

/s/ Terry L. Robinson
--------------------------------
*By: Terry L. Robinson as Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit
Number   Description

5.1      Opinion re: Legality

23.1     Consent of Counsel is included  with the opinion re legality as Exhibit
         5.1 to the Registration Statement.

23.2 Consent of Arthur Andersen LLP as independent public accountants for North Bay.

24       Power of attorney (1)

99.1     Revised North Bay Bancorp Stock Option Plan

(1)      Filed with the  Securities  and  Exchange  Commission  as Exhibit 24 to
         Registration   Statement  No.  333-93537  and  incorporated  herein  by
         reference.


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